EXHIBIT 10.1


                                  SAUCONY, INC.

                        Incentive Stock Option Agreement
                     Granted Under 2003 Stock Incentive Plan

1.   Grant of Option.

     This agreement evidences the grant by Saucony, Inc., a Massachusetts corporation (the "Company"), on December 22, 2003 (the "Grant Date") to ____________, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2003 Stock Incentive Plan (the "Plan"), a total of 100,000 shares (the "Shares") of Class B Common Stock, $.331/3 par value per share ("Common Stock"), of the Company at $16.25 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on December 21, 2013 (the "Final Exercise Date").

     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.   Vesting Schedule.

     This option will become exercisable ("vest") as to 20% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 20% of the original number of Shares at the end of each successive one year period following the first anniversary of the Grant Date until the fifth anniversary of the Grant Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

     Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined below), this option will automatically vest as to all previously unvested Shares.

     As used herein, "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (c) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection).

     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 2, or (v) any acquisition of common stock of the Company by John H. Fisher, Charles A. Gottesman or Merrill F. Gottesman (each, a "Significant Stockholder") or any ancestor, descendent, spouse, sibling or spouse of a sibling of a Significant Stockholder or any entity affiliated with any Significant Stockholder (each such individual or entity is referred to hereunder as an "Exempt Person"); or

     (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

     (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation, any Exempt Person, or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

3.   Exercise of Option.

     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, payment in full in the manner provided in the Plan and a fully completed and executed notice of exercise substantially in the form appended hereto as Annex A. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in
Section 424(e) or (f) of the Code (an "Eligible Participant").

     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, ceases his or her employment with the Company because he or she is discharged for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. "Cause" shall mean willful misconduct by the Participant in connection with the Participant's employment or willful failure by the Participant to perform his or her employment responsibilities in the best interests of the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. If the Participant resigns and within 30 days thereafter the Company determines that the Participant's conduct prior to his or her resignation warranted a discharge for "cause", such resignation shall be deemed a discharge for "cause".

4.   Tax Matters.

     (a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

     (b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.   Nontransferability of Option.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.   Provisions of the Plan.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                          SAUCONY, INC.
Dated: _________                             By:
                                             Name:
                                             Title:

                            PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2003 Stock Incentive Plan.

                                 PARTICIPANT:
                                 ____________________________
                  Address:       ___________________
                                 ___________________

                                                                         Annex A

                         NOTICE OF STOCK OPTION EXERCISE

                                                     Date: ____________1

Saucony, Inc.
13 Centennial Drive
Peabody, MA  01960

Attention:  Treasurer

Dear Sir or Madam:

     I am the holder of an Incentive Stock Option granted to me under the Saucony, Inc. (the "Company") 2003 Stock Incentive Plan on December 22, 2003 for the purchase of __________2 shares of Class B Common Stock of the Company at a purchase price of $__________3 per share.

     I hereby exercise my option to purchase _________4 shares of Common Stock (the "Shares"), for which I have enclosed __________5 in the amount of ________6. Please register my stock certificate as follows:

        Name(s):            _______________________7
                            _______________________
        Address:            _______________________
        Tax I.D. #:         _______________________8

Very truly yours,


(Signature)


--------
1        Enter the date of exercise.

2        Enter the total number of shares for which the option was granted.

3        Enter the option exercise price per share.

4 Enter the number of shares to be purchased upon exercise of all or part of the option.

5        Enter "cash" or  "personal check".

6 Enter the dollar amount (price per share times the number of shares to be purchased).

7        Enter name(s) to appear on stock certificate: (a) your name only or
         (b) your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship).

8 Social Security Number(s) of person(s) listed in response to note 8 above.